Exhibit 99(a)(5)(B)

Jerrick Media Holdings, Inc. Announces Tender Offer for Additional Class of Warrant Holders

NEW YORK, Apr. XX, 2019 /PRNewswire/ -- Jerrick Media Holdings, Inc., (OTCQB: JMDA) (the "Company" or "Jerrick"), a technology company and the creator of Vocal, announced today that it has commenced a Tender Offer (the "Offer") to facilitate the exchange of a series of its Warrants into shares of Common Stock in order to enhance its capital structure.

This Offer follows the Company’s previous tender offer, which was successfully completed in mid-April with over 90% of eligible warrants exchanged.

The Offer will expire at 5:00 p.m., New York City time, on May 17, 2019, unless extended (such date and time, as the same may be extended, the "Expiration Date"). Holders of Warrants must tender their Warrants prior to the Expiration Date to receive shares of the Company's common stock. Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by a public announcement thereof.

The Offer is subject to a number of conditions which are set forth in the Offer to Exchange. Questions regarding the Offer should be directed to the Company at (201) 258-3770, attention: Chelsea Pullano. Requests for documents should be directed to the Company.

About Jerrick:

Jerrick is a holding company that develops technology-based solutions designed to solve for challenges that have resulted from disruption and evolution within the broad media and content generation environment. Its flagship product Vocal is a long-form, digital publishing platform focused on supporting content creators by providing them with content management tools that are embedded within digital communities. Vocal is architected to enable targeted marketing of branded content and e-commerce opportunities embedded within long-form content. Vocal's community sites are managed by a dedicated team, whose primary focus is on creating healthy communities and identifying monetization opportunities within them.

For news and more information please visit: https://jerrick.media/

For regular updates on Jerrick and Vocal, follow our LinkedIn pages:

Jerrick: https://www.linkedin.com/company/jerrick-media/

Vocal: https://www.linkedin.com/company/vocal/

Vocal for Brands: https://www.linkedin.com/showcase/vocal-for-brands/

Jeremy Frommer: https://www.linkedin.com/in/jeremyfrommer/

Forward-Looking Statements:

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release include statements related to the Offer, including the Expiration Time, and possible completion of the Offer. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

Investor Relations:

Chelsea Pullano

Jerrick Media Holdings, Inc.

201-258-3770

ir@jerrick.media